SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 9, 2003

(Date of earliest event reported)

INDEPENDENT BANK CORP.

(Exact name of registrant as specified in its charter)

Massachusetts	1-9047	04-2870273

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

288 Union St., Rockland, Massachusetts		02370

(Address of principal executive offices)		(Zip Code)

(781) 878-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5.  OTHER EVENTS

     Independent Bank Corp., a Massachusetts corporation (the “Company”), publicly announced today the election of Christopher Oddleifson as President of both the Company and of Rockland Trust Company, its wholly owned banking subsidiary (“Rockland Trust”), effective January 9, 2003. In addition, Mr. Oddleifson will become Chief Executive Officer of both the Company and Rockland Trust effective February 24, 2003. Mr. Oddleifson has also been appointed to serve as a member of the Board of Directors of both the Company and Rockland Trust commencing January 9, 2003. Douglas H. Philipsen, the current Chairman of the Board and Chief Executive Officer for both the Company and Rockland Trust, will continue to serve as the Chief Executive Officer of both the Company and Rockland Trust until February 24, 2003. Mr. Philipsen will also continue to serve as the Chairman of the Board of the Boards of Directors for both the Company and Rockland Trust until June 30, 2003. The press release announcing the foregoing information is attached hereto as Exhibit 99.1.

     The Company and Rockland Trust have entered into an Employment Agreement dated January 9, 2003 with Mr. Oddleifson, which is attached hereto as Exhibit 99.2.

     The Company and Rockland Trust have also entered into an Amendment to Mr. Philipsen’s Employment Agreement dated January 9, 2003, which is attached hereto as Exhibit 99.3.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  The following exhibits are included with this Report:

     Exhibit 99.1  Press release dated January 9, 2003.

     Exhibit 99.2  Employment Agreement between Christopher Oddleifson and the Company and Rockland Trust dated January 9, 2003.

     Exhibit 99.3  Amendment No.2 to Third Amended and Restated Employment Agreement between Douglas H. Philipsen and the Company and Rockland Trust dated January 9, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORP.

By: /s/ Edward H. Seksay Edward H. Seksay General Counsel

Date: January 9, 2003.